                                                    Registration No. 333- ______


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                          PROGRESS SOFTWARE CORPORATION
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                  Massachusetts
                                  -------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   04-2746201
                                   ----------
                      (I.R.S. Employer Identification No.)


                    14 Oak Park, Bedford, Massachusetts 01730
                    -----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                          PROGRESS SOFTWARE CORPORATION
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                            (Full Title of the Plan)


                           Joseph W. Alsop, President
                          Progress Software Corporation
                                   14 Oak Park
                          Bedford, Massachusetts 01730
                          ----------------------------
                     (Name and Address of Agent for Service)


                                 (781) 280-4000
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)


                                 WITH COPIES TO:
                          Robert W. Sweet, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

================================================================================
     Title of                         Proposed        Proposed
    Securities         Amount         Maximum          Maximum        Amount of
       to be            to be      Offering Price     Aggregate     Registration
    Registered       Registered      Per Share     Offering Price        Fee
================================================================================
Common Stock,        300,000           $29(2)       $8,700,000(2)   $2,418.60(2)
$0.01 par value      shares(1)
per share
================================================================================

(1) A total of 750,000 shares have been reserved for issuance under the Company's 1991 Employee Stock Purchase Plan, 150,000 of which were previously registered under Form S-8 Registration File No. 333-41752. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, and the antidilution provisions of the Company's 1991 Employee Stock Purchase Plan, the 150,000 previously registered shares were adjusted to 300,000 registered shares on the effective date of the Company's 100% stock dividend, November 27, 1995; and further adjusted to 450,000 registered shares on the effective date of the Company's 50% stock dividend, July 13, 1998.

(2) The total number of shares of Common Stock to be registered are available to be offered under the 1991 Employee Stock Purchase Plan at prices not presently determinable. Pursuant to Rule 457 (c) and (h), the offering price per share is estimated solely for the purposes of determining the aggregate offering price and the registration fee and is based on $29, the average of the high and low sale prices of the Common Stock as reported by the Nasdaq Stock Market on June 8, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) Progress Software Corporation's (the "Company's" or the "Registrant's") Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (file number 0-19417) as filed with the Commission on February 24, 1998;

         (b) the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended February 28, 1999 (file number 0-19417) as filed with the Commission on April 13, 1999;

         (c) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on July 22, 1991 under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or description filed for the purpose of updating such description; and

         (d) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Restated Articles of Organization eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company to the maximum extent permitted by Massachusetts law.
Section 13(b)(1-1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of commission not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VII of the Company's By-Laws provides that the Company shall indemnify its officers and directors, and directors, officers, trustees, employees and other agents of any organization in which the Company owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such officers, directors, employees and other agents in connection with the defense or disposition of any action, suit or proceeding in which they may be involved by reason of having been a director, officer of employee or other agent, except with respect to any matter as to which they shall have been adjudicated not to have acted in good faith and reasonably believe that their action was in the best interests of the Company. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

         The effect of these provisions would be to permit such indemnification by the Company for liabilities arising out of the Securities Act of 1933, as amended.

         The Company also maintains an officers and directors liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1     Progress Software Corporation 1991 Employee Stock Purchase Plan

 5.1     Opinion of Counsel

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)

ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned registrant hereby undertakes that,

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts, on this 11th day of June, 1999.

                                      Progress Software Corporation

                                      By: /s/  JOSEPH W. ALSOP
                                          -------------------------------------
                                               Joseph W. Alsop,
                                               President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph W. Alsop, and Norman R. Robertson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of dates indicated.


Signature                   Title                                  Date
---------                   -----                                  ----

/s/ JOSEPH W. ALSOP         President and Director                 June 11, 1999
------------------------    (Principal Executive Officer)
Joseph W. Alsop


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Signature                   Title                                  Date
---------                   -----                                  ----

/s/ NORMAN R. ROBERTSON     Vice President, Finance and            June 11, 1999
-------------------------   Administration and
Norman R. Robertson         Chief Financial   Officer
                            (Principal Financial Officer)


/s/ DAVID H. BENTON, JR.    Vice President and                     June 11, 1999
-------------------------   Corporate Controller
David H. Benton, Jr.        (Principal Accounting Officer)


/s/ LARRY R. HARRIS         Director                               June 11, 1999
-------------------------
Larry R. Harris


/s/ ROGER J. HEINEN, JR.    Director                               June 11, 1999
-------------------------
Roger J. Heinen, Jr.


/s/ MICHAEL L. MARK         Director                               June 11, 1999
-------------------------
Michael L. Mark


/s/ ARTHUR J. MARKS         Director                               June 11, 1999
-------------------------
Arthur J. Marks


/s/ SCOTT A. MCGREGOR       Director                               June 11, 1999
-------------------------
Scott A. McGregor


/s/ AMRAM RASIEL            Director                               June 11, 1999
-------------------------
Amram Rasiel


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                                  EXHIBIT INDEX

Exhibit
  No.             Description
-------           -----------

4.1      Progress Software Corporation 1991 Employee Stock Purchase Plan

5.1      Opinion of Counsel

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)